Exhibit 10.33

Loan Agreement

This Loan Agreement (hereinafter referred to as “this Agreement”) is executed in Chaoyang District Beijing on July 25, 2018 between:

Lender: Xijin (Shanghai) Venture Capital Investment Management Co., Ltd.

Address: Room 212-A, No. 89 Yunling East Road, Putuo District, Shanghai

Borrower: Shenzhen Qianhai Minheng Business Factoring Co., Ltd.

Address: Room 201, Building A, No. 1 Qianwan 1st Road, Qianhai SZ-HK Cooperation Zone, Shenzhen (registered with Shenzhen Qianhai Business Secretary Co., Ltd.)

WHEREAS the Lender intends to provide the Borrower with a fund for the purposes specified in this Agreement, the parties hereby execute this Agreement as follows:

1. Loan

1.1       Pursuant to the terms and conditions of this Agreement, the Lender agrees to provide the Borrower with a loan amounting to RMB120,000,000 (say Renminbi one hundred and twenty million yuan only)(hereinafter referred to as the “Loan”).

1.2       The loan shall be released to the Borrower subject to Article 4 of this Agreement.

1.3       The term of the Loan is one year from the date of remittance of the Loan to the Borrower’s bank account, with 365 days being considered as one year (“Term of Loan”). The Term of Loan is renewable if both parties agree.

1.4       The Lender agrees that the interest rate of the Loan within the Term of Loan specified in Article 1.2 is annualized at 10.3%.

2. Purposes of the Loan

2.1 Both parties agree that the Loan under this Agreement is available to the Borrower for the purpose of liquidity support.

3. Repayment

3.1 The Borrower shall repay the Loan to the Lender in a lump sum on the date of expiry of the Term of the Loan (“Repayment Date”). Both parties agree that the Borrower has the right to discharge part or all of the Loan in advance of the Repayment Date, and, in this case, the interest shall accrue to the extent of the then date of repayment by the Borrower.

3.2 The Lender and the Borrower hereby agree and acknowledge that the Borrower shall pay off the Loan without any conditions and without the need of a notice from the Lender.

4. Prerequisites

4.1 The Loan under this Agreement shall be rendered by the Lender to the Borrower subject to the following conditions (the Lender has the right but no obligation to waive any or all of the loan release prerequisites provided in Article 4.1):

(1)   The Borrower’s representations and warranties are true, accurate and complete on the date of rendering the Loan by the Lender;

(2)   The Borrower acknowledges that, on or before the date of rendering the Loan by the Lender, no significant event has material adverse effect on the Borrower or its financial standing occurs, nor does any event have material adverse effect on the Borrower’s legal rights capacity, civil capacity and financial standing.

5. Representations and warranties

5.1 The Lender hereby represents and warrants as follows:

(1) The Lender is a limited liability company legally established and effectively existing under the laws of the People’s Republic of China;

(2) The Lender has the right to sign this Agreement and perform the obligations under this Agreement;

(3) The obligations imposed on the Lender by this Agreement are effective and binding upon it, and are enforceable in accordance with the terms and conditions of this Agreement; and

(4) The source of funds available as the Loan under this Agreement is legitimate, and is not earnings from, derived from, or characterized by criminal offenses such as drug crimes, underworld organized crimes, terrorist crimes, smuggling crimes, corruption and bribery crimes, financial management order crimes, and financial fraud crimes, and is not in any connection with violation of the Anti-money Laundering Law of the People’s Republic of China and other laws and regulations.

5.2 The Borrower hereby represents and warrants as follows:

(1) The Borrower is a limited liability company legally established and effectively existing under the laws of the People’s Republic of China;

(2) The Borrower has the right to sign this Agreement and perform the obligations under this Agreement; and

(3) The obligations imposed on the Borrower by this Agreement are effective and binding upon it, and are enforceable in accordance with the terms and conditions of this Agreement.

6. Confidentiality obligations

6.1 The parties hereto acknowledge and determine that any oral or written information exchanged between them in connection with this Agreement is confidential. The parties hereto shall keep all such information confidential and shall not disclose any of such information to any third party without the prior written consent of the other party, except that: (a) the general public is, or is to be, aware of the information (which is not attributable to disclosure by a receiver of the information to the general public without permission; (b) the information is required by applicable laws or regulations to be disclosed; or (c) the information needs to be disclosed by a party to its board of directors or legal or financial advisors for the purpose of the transaction under this Agreement, provided that the directors and legal or financial advisors are also held obligated to keep confidentiality in a way similar to this confidentiality provision. The leak of the information, by a staff member or a recruited agency of a party hereto, shall be deemed as a leak by this party, in which case this party shall be liable for breach of contract in accordance with this Agreement. This provision shall survive regardless of the termination of this Agreement by any reason .

7. Liabilities for breach of contract

7.1 Either party hereto violating any provisions of this Agreement, failing to perform the obligations under this Agreement or disrupting performance of all or part of this Agreement shall bear the liability for breach of contract and indemnify the other party for any losses arising therefrom (including the consequential litigation fees and attorneys’ fees). In the event that both parties hereto breach the Agreement, the parties shall duly bear liabilities to the extent as the case may be.

8. Applicable laws and settlement of disputes

8.1 The law of the People’s Republic of China shall apply to the conclusion, effect, interpretation, performance, amendment, and termination of this Agreement as well as the settlement of disputes.

8.2 Any dispute arising from the interpretation or performance of this Agreement shall be settled by the parties hereto through friendly negotiation first. If the dispute is still pending within 30 days after the service of a written notice by one party to the other party with a request for negotiation of settlement, either party may lodge the dispute to the China International Economic and Trade Arbitration Commission, which will conduct arbitration in accordance with the then effective arbitration rules. The arbitration shall be conducted in Beijing in the Chinese language. The adjudication out of the arbitration is final and binding upon both parties.

9. Miscellaneous

9.1 Any amendment or supplement to this Agreement and appendices hereto shall be made in writing.

9.2 This Agreement shall become effective as of the date of signing and shall terminate upon complete discharge of all loans under this Agreement.

9.3 In the event that one or more of the provisions of this Agreement are adjudicated as invalid, illegal or unenforceable in whatsoever respect by any laws or regulations, the remaining terms of this Agreement shall not be prejudiced or impaired in any respect regarding effect, legality and enforceability. The parties hereto shall, through consultation of good faith, endeavor to replace those ineffective, illegal or unenforceable provisions with provisions that are legally permitted, expected by both parties and effective to the largest extent of the expectation of both parties; the economic effects of such effective provisions shall be similar to the economic effects of the ineffective, illegal and unenforceable provisions.

9.4 Matters not covered in this Agreement are subject to a separate written consensus of both parties through negotiation.

9.5 This Agreement is made in Chinese in duplicate, and each party holds one counterpart having the same legal effect.

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IN WITNESS WHEREOF, the parties have executed this Agreement with immediate effect on the date first set forth above.

Lender: Xijin (Shanghai) Venture Capital Investment Management Co., Ltd. (seal)

/s/ Xinjin (Shanghai) Venture Capital Investment Management Co., Ltd.

Authorize Signature:	/s/GUO Jia

IN WITNESS WHEREOF, the parties have executed this Agreement with immediate effect on the date first set forth above.

Borrower: Shenzhen Qianhai Minheng Business Factoring Co., Ltd. (seal)

/s/ Shenzhen Qianhai Minheng Business Factoring Co., Ltd.